PETER L. DUNCAN (CAL. BAR NO. 123308)
PYLE SIMS DUNCAN & STEVENSON
401 "B" Street, Suite 1500
San Diego, California  92101
(619) 687-5200

Attorneys for
RESOLUTION TRUST CORPORATION,
AS RECEIVER FOR SAN ANTONIO
SAVINGS ASSOCIATION, F.A.


                      UNITED STATES BANKRUPTCY COURT

                      SOUTHERN DISTRICT OF CALIFORNIA


In re                    )         Case No. 95-07973-LA11
                         )
CONTINENTAL CALIFORNIA   )         ORDER GRANTING JOINT MOTION
CORPORATION, a Delaware  )         TO DISMISS BANKRUPTCY CASE
corporation,             )         AND ADVERSARY PROCEEDING
                         )
                         )
          Debtor         )
                         )         Date:     November 9, 1995
                                   Time:     10:00 a.m.
                                   Dept:     2
                                        Judge Adler


     Upon consideration of the joint motion of the Debtor in Possession and the Resolution Trust Corporation, as receiver for San Antonio Savings Association, F.A., to dismiss this case, after notice by mail to all creditors and other parties in interest, and a hearing held at the above-referenced date, time and department, the Honorable Louise DeCarl Adler presiding, and after considering the evidence presented, the court finds that dismissal of this case is in the best interests of creditors and the debtor under 11 U.S.C. section 1112(b), it is therefore,

     ORDERED, ADJUDGED, AND DECREED that:

     1. The Court finds that notice to all creditors was appropriate and in conformity with the Bankruptcy Code and the Bankruptcy Rules;

     2. The Court finds that cause exists to dismiss this case because all unsecured creditors will be paid and the RTC has agreed to the dismissal;

     3. The case be, and it hereby is, dismissed with prejudice pursuant to 11 U.S.C. section 1112(b) including any and all adversary proceedings including, but not limited to, adversary proceeding no. 95-90469-LA11 entitled CONTINENTAL CALIFORNIA CORPORATION, ET AL. V. RESOLUTION TRUST CORPORATION, ET AL., which is also dismissed with prejudice; and

     4. All administrative expenses allowed by this Court shall be paid the full amount of their interim awards and any final awards approved or yet to be approved.

Dated   Nov 22 1995    , 1995.
                                    /s/
                                   LOUISE DECARL ADLER, JUDGE
                                   UNITED STATES BANKRUPTCY COURT




In re CONTINENTAL CALIFORNIA                              November 15, 1995
CORPORATION, a Delaware corporation,

          Debtor.
Case No. 95-07973-LA11

ORDER GRANTING JOINT MOTION TO
DISMISS BANKRUPTCY CASE AND
ADVERSARY PROCEEDING



Submitted by:

EDWARDS & KOLESAR, CHARTERED


By:  /s/
     Nile Leatham, Esq.
     Attorneys for the Debtor in Possession





In re CONTINENTAL CALIFORNIA                              November 15, 1995
CORPORATION, a Delaware corporation,

          Debtor.
Case No. 95-07973-LA11

ORDER GRANTING JOINT MOTION TO
DISMISS BANKRUPTCY CASE AND
ADVERSARY PROCEEDING



Approved as to form and content:

PYLE SIMS DUNCAN & STEVENSON
A Professional Corporation



By   /s/
     Peter L. Duncan
     Attorneys for Resolution Trust Corporation
    Receiver for San Antonio Savings Association, F.A.





In re CONTINENTAL CALIFORNIA                              November 15, 1995
CORPORATION, a Delaware corporation,

          Debtor.
Case No. 95-07973-LA11

ORDER GRANTING JOINT MOTION TO
DISMISS BANKRUPTCY CASE AND
ADVERSARY PROCEEDING



Approved as to form:

OFFICE OF THE UNITED STATES TRUSTEE


By:  /s/
     David Ortiz, Esq.
     Assistant United States Trustee





In re CONTINENTAL CALIFORNIA                              November 15, 1995
CORPORATION, a Delaware corporation,

          Debtor.
Case No. 95-07973-LA11

ORDER GRANTING JOINT MOTION TO
DISMISS BANKRUPTCY CASE AND
ADVERSARY PROCEEDING